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                                                                    Exhibit 23.2

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 7, 1999, except for Note 14, as to which the date is August 4, 1999, with respect to the financial statements of Mission Critical Software, Inc. included in the Registration Statement (Amendment No. 1 to Form S-4) and related Prospectus of NetIQ Corporation for the registration of shares of its common stock.

                                          /s/ Ernst & Young LLP

Austin, Texas

March 31, 2000